Citrin Cooperman & Company, LLP                                 [Logo]
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CERTIFIED PUBLIC ACCOUNTANTS


                                                              March 15, 2000


Securities and Exchange Commission
Washington, D.C. 20549


         We were previously principal accountants for Besicorp Ltd. and on June 16, 1999, we reported on the financial statements of Besicorp Ltd. as of and for the two years ended March 31, 1999. On March 15, 2000, we were dismissed as principal accountants of Besicorp Ltd. We have read Besicorp Ltd.'s statements included under Item 4 of its Form 8-K for March 15, 2000, and we agree with such statements.

                                          Very truly yours,

                                       /s/Citrin Cooperman & Company, LLP
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                                          Citrin Cooperman & Company, LLP





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e-mail: ccc@cltrincooperman.com


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